EXECUTION COPY                            Exhibit 4.5


	FIRST AMENDMENT
	TO
	THE MBNA MASTER CREDIT CARD TRUST II
	SERIES 1994-B SUPPLEMENT



		THIS FIRST AMENDMENT TO THE MBNA MASTER CREDIT CARD TRUST II SERIES 1994-B SUPPLEMENT, dated as of November 30, 1994 (the "First Amendment") is by and between MBNA AMERICA BANK, NATIONAL ASSOCIATION, a national banking association, as Seller and Servicer, and THE BANK OF
NEW YORK, as Trustee under the Pooling and Servicing Agreement dated as of August 4, 1994 between MBNA America Bank, National Association and the Trustee (the "Agreement").

		WHEREAS the Seller and Servicer and the Trustee have executed a supplement to the Agreement (the "Series 1994-B Supplement") dated as of August 18, 1994.

		WHEREAS the Seller and Servicer and the Trustee wish to amend the Series 1994-B Supplement as provided herein.

		NOW THEREFORE, in consideration of the premises and the agreements contained herein, the parties hereto agree as follows:

		SECTION 1. Amendment of Section 2. The definition of the term "Controlled Accumulation Amount" in Section 2 of the Series 1994-B Supplement is hereby amended to read in its entirety as follows:

			"Controlled Accumulation Amount" shall mean (a) for any Transfer Date with respect to the Accumulation Period prior to the payment in full of the Class A Investor Interest, $72,500,000;
provided, however, that if the Accumulation Period Length is determined to be less than 12 months pursuant to subsection
4.09(i), the Controlled Accumulation Amount for each Transfer Date with respect to the Accumulation Period prior to the payment in full of the Class A Investor Interest will be equal to (i) the product of (x) the Class A Initial Investor Interest and (y) the
Accumulation Period Factor for such Monthly Period divided by (ii) the Required Accumulation Factor Number, and (b) for any Transfer
Date with respect to the Accumulation Period after payment in full of the Class A Investor Interest, an amount equal to the Class B
Investor Interest as of such Transfer Date.

		SECTION 2. Effectiveness. The amendments provided for by this First Amendment shall become effective upon receipt by the Trustee of the following, each of which shall be satisfactory to the Trustee in its sole discretion:

		(a) Notification in writing from each of Moody's and Standard & Poor's to the effect that the terms of this First Amendment will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency.

		(b) Confirmation from the Seller and Servicer that it has received a copy of the written notification referred to in subsection
2(a) above and that such written notification is satisfactory to the Seller and Servicer in its sole discretion.

		(c) An Opinion of Counsel for the Seller addressed to the Trustee to the effect that the terms of this First Amendment will not adversely affect in any material respect the interests of any Investor Certificateholder.

		(d) Counterparts of this First Amendment, duly executed by the parties hereto.

		SECTION 3. Series 1994-B Supplement in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Series 1994-B Supplement shall remain in full force and effect. All references to the Series 1994-B Supplement in any other document or instrument shall be deemed to mean such Series 1994-B Supplement as amended by this First Amendment. This First Amendment shall not constitute a novation of the Series 1994-B Supplement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Series 1994-B Supplement, as amended by this First Amendment, as though the terms and obligations of the Series 1994-B Supplement were set forth herein.

		SECTION 4. Counterparts. This First Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

		SECTION 5. Governing Law. THIS FIRST AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED, HOWEVER, THAT THE IMMUNITIES AND STANDARD OF CARE OF THE TRUSTEE IN THE ADMINISTRATION OF THE TRUST HEREUNDER SHALL
BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

		SECTION 9. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Series 1994-B Supplement.
		IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this First Amendment to be duly executed by their respective officers as of the day and year first above written.



						MBNA AMERICA BANK,
						  NATIONAL ASSOCIATION,
						  Seller and Servicer


						By:   /s/ Thomas Dunn
						   Name:	Thomas Dunn
						   Title:	First Vice President


						THE BANK OF NEW YORK,
						  Trustee



						By: /s/ Joseph G. Ernst
	   					   Name:  Joseph G. Ernst
						   Title: Assistant Treasurer


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